* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Exhibit 4.15

Supplemental Agreement for Silicon Wafer Supply Contract

between

Jiangsu Shunda Semiconductor Development Co., Ltd.

and

JA Solar Co., Ltd.

Seller: Jiangsu Shunda Semiconductor Development Co., Ltd.

Buyer: JA Solar Co., Ltd.

April 29, 2008

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Seller:

Jiangsu Shunda Semiconductor Development Co., Ltd.

Legal representative: Ni Yunda

Buyer:

JA Solar Co., Ltd.

Legal representative: Yang Huaijin

1.	Background

Whereas, the Buyer and the Seller have signed the Long-term Supply and Prepayment Agreement (hereinafter referred to as “Agreement”) on August 1, 2007 for monocrystalline silicon wafer. JA Solar Co., Ltd. has performed its duties and made prepayment to Jiangsu Shunda Semiconductor Development Co., Ltd. pursuant to the terms and conditions of the Agreement. However, Jiangsu Shunda Semiconductor Development Co., Ltd. fails to supply monocrystalline silicon wafer to the Buyer on schedule and in full quantity in 2008 for certain reasons. In order to effectively perform the Agreement executed on August 1, 2007, both parties agree to execute this supplement agreement to modify the supply plans from April 2008 to December 2008.

2.	Price and Quantity

Based on the negotiations and decisions between Mr. Ni Yunda, the Seller’s general manager, and Sun Gang, the Buyer’s president, on April 25, 2008, the Parties reach the following agreements on quantity and price for monocrystalline silicon wafers from April 2008 to December 2008.

Price, Quantity and Supply Schedule for Monocrystalline Silicon Wafer

Year	Month	Size	Quantity (10,000 pieces)	Price (RMB)	Note
2008	***	125 X 125	***	***	Tax included
	***	125 X 125	***	***	Tax included
	***	125 X 125	***	***	Tax included
	***	125 X 125	***	***	Tax included
	***	125 X 125	***	***	Tax included
	***	125 X 125	***	***	Tax included
	***	125 X 125	***	***	Tax included
	***	125 X 125	***	***	Tax included
	***	125 X 125	***	***	Tax included

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

3.	Cell Processing

The Seller hopes that the Buyer supply cells to the Seller in 2008, and the Buyer agrees to provide services to the Seller under the following circumstances:

1.	The Seller has supplied the monthly supply quantity listed in the above schedule;

2.	The Buyer’s output allows;

4.	Validity Term

This supplement agreement comes into effect with signatures and seals of the Parties and expires on December 31, 2008. This supplement agreement is only a modification to the 2008 supply part of the Agreement executed on August 1, 2007, and the provisions concerning supply, payment and otherwise from 2009 to 2011 shall stay the same, subject to the Agreement made on August 1, 2007.

5.	Applicable Law; Dispute Settlement

Formation, effectiveness, interpretation and performance of this supplement agreement shall be governed by the laws of the PRC. In case of any dispute in connection with, or arising from performance of, this supplement agreement, either party is entitled to bring a lawsuit to the Court in Shanghai, China.

Buyer:	Seller:

JA Solar Co., Ltd.	Jiangsu Shunda Semiconductor Development Co., Ltd.

Legal representative: Yang Huaijin	Legal representative: Ni Yunda

Signature:	Signature:

Date: April 29, 2008	Date: April 29, 2008

3